UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CAMDEN PROPERTY TRUST

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

CAMDEN PROPERTY TRUST

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 9, 2014
Time:	9:00 a.m., central time
Place:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas

Matters to be voted on:

1.	To elect ten Trust Managers to hold office for a one-year term;

2.	To ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

3.	To hold an advisory vote on executive compensation; and

4.	To act on any other matter which may properly come before the meeting.

The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager and FOR approval, on an advisory basis, of the compensation of our named executive officers. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

Shareholders who are holders of record of common shares at the close of business on March 14, 2014 will be entitled to vote at the annual meeting.

Please contact our investor relations department at (800) 922-6336 or (713) 354-2787 if you have any questions.

By Order of the Board of Trust Managers,

J. Robert Fisher
Senior Vice President-General Counsel and Secretary

March 24, 2014

Important Notice Regarding Availability of Proxy Materials for our

Annual Meeting of Shareholders to be held on May 9, 2014

The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the investor relations section of our website at www.camdenliving.com under “SEC Filings.”

INTRODUCTION

The Board of Trust Managers (the “Board”) of Camden Property Trust (the “Company”) is soliciting proxies to be used at the annual meeting. The proxy materials are first being sent on or about March 24, 2014 to all shareholders of record on March 14, 2014, the record date for the shareholders entitled to vote at the annual meeting.

The complete mailing address of the Company’s executive offices is 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. The Company makes available free of charge on the Investor Relations section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available on the investor relations section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit, Compensation, and Nominating and Corporate Governance Committees and each is available in print, without charge, to any shareholder requesting a paper copy of the documents by contacting Investor Relations at the Company’s address set forth above.

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Shares Outstanding

All shareholders of record on the close of business on March 14, 2014 are entitled to vote at the annual meeting. On March 14, 2014, the Company had 88,642,765 common shares outstanding; of this amount, 3,111,069 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.

Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.

If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.

The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.

Voting

If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote in person at the annual meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the annual meeting. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy.

If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

You may vote “For” all of the nominees for Trust Manager or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against,” or “Abstain” from voting, for the ratification of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2014 and on the advisory vote on executive compensation.

If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.

If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for ratification of Deloitte as the Company’s independent registered accounting firm for 2014 and for approval of the advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the New York Stock Exchange (the “NYSE”), that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.

For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes. For approval of the advisory vote on executive compensation, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome.

Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the annual meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the annual meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.

Quorum

The Company needs a quorum of shareholders to hold its annual meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the annual meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.

Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.

Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s investor relations department in writing at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.

Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.

GOVERNANCE OF THE COMPANY

Board Independence and Meetings

The Board believes the purpose of corporate governance is to ensure the Company maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices the Board and senior management believe promote this purpose, are sound and represent best practices. The Company continually reviews these governance practices, the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, the Board has ten members. To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on such exchange and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts or the appearance of conflicts. The Board determined no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.

The Board met either in person or by conference call five times in 2013. All of the Trust Managers attended 75% or more of meetings of the Board and the committees on which they served during 2013. The Company encourages all of its Trust Managers to attend the annual meeting. All of the Trust Managers were present at last year’s annual meeting.

Executive Sessions

Independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or management Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session be scheduled. The Trust Manager presiding over these executive sessions is Lewis A. Levey, the Lead Independent Trust Manager.

Board Leadership Structure; Board Role in Risk Oversight

Of the eight independent Trust Managers nominated for re-election at the meeting, six are currently serving or have served as a chief executive officer and/or chairman of the board of public companies. With respect to the Company’s two other independent Trust Managers, one was the founder and has been the CEO or senior executive of large media companies, one is a senior executive of an international financial institution and has been the dean of a large public school of business administration, and both have experience serving on public boards. Accordingly, the Company believes all of its independent Trust Managers have demonstrated leadership in large enterprises and all are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Managers, see “Trust Manager Qualifications” and “Election of Trust Managers” in this proxy statement.

The Board currently has three committees comprised solely of independent Trust Managers—Audit, Compensation, and Nominating and Corporate Governance—with each having a separate chair. Among various other duties set forth in the committee charters, (a) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman and Chief Executive Officer, President and other executive officers, (b) the Nominating and Corporate Governance Committee is responsible for succession planning and monitors Board performance and best practices in corporate governance and the composition of the Board and its committees, and (c) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the committee in fulfilling these responsibilities.

The entire Board is actively involved in overseeing risk management; however, in accordance with NYSE requirements, the Audit Committee charter provides for the Audit Committee to discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity and operational risks the Company is facing. The Board also engages in regular discussions regarding risk management and related matters with the Company’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, and other officers as the Board may deem appropriate.

In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be implicated by the executive compensation programs. The Company believes the leadership structure of the Board supports the Board’s effective oversight of risk management.

In accordance with the Company’s bylaws and Guidelines on Governance, the Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board. The Company’s bylaws provide the Board of Trust Managers will select annually the Chairman of the Board based upon such criteria as the Nominating and Corporate Governance Committee of the Board of Trust Managers recommends and the Trust Managers believe to be in the best interests of the Company at a given point in time, and this process will include consideration of whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time.

Since the Company’s IPO in 1993, the Company’s Chairman of the Board also serves as its Chief Executive Officer. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served as President with responsibility for the management of the Company’s operations. Messrs. Campo and Oden were the Company’s co-founders and have partnered to lead the Company’s growth and success. Having Mr. Campo serve as both Chairman and CEO has eliminated the potential for confusion or duplication of efforts. The Guidelines on Governance have at all times required the appointment of a Lead Independent Trust Manager. The Company believes it has been well-served by this leadership structure and having one person serve as Chief Executive Officer and Chairman, coupled with a Lead Independent Trust Manager, is best for the Company and its shareholders.

Under the Company’s bylaws and Guidelines on Governance, the Chairman of the Board is responsible for chairing Board meetings and annual shareholder meetings, setting the agendas for these meetings in consultation with the Lead Independent Trust Manager, and providing information to Board members in advance of each Board meeting and between Board meetings. Under the Guidelines on Governance, any Board member may recommend the inclusion of specific agenda items to the Chairman, the Lead Independent Trust Manager or the appropriate committee chair and such recommendations will be accommodated to the extent practicable. Under the Guidelines on Governance, the Lead Independent Trust Manager is responsible for the following:

•	presiding at all meetings of the Board at which the Chairman is not present;

•	calling, developing the agenda for and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman any feedback, as appropriate;

•	assisting in the recruitment of Board candidates;

•	serving as principal liaison between the independent Trust Managers and the Chairman;

•	communicating with Trust Managers between meetings when appropriate;

•	consulting with the Chairman regarding the information, agenda and schedules of the meetings of the Board;

•	monitoring the quality, quantity and timeliness of information sent to the Board;

•	working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;

•	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;

•	being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and

•	serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman.

Pursuant to the Guidelines on Governance, independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or management Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session be scheduled. The presiding Trust Manager over these executive sessions is the Lead Independent Trust Manager. The Company notes the responsibilities assigned to the Lead Independent Trust Manager are consistent with generally accepted requirements for a “countervailing governance structure” where a company does not have an independent board chairman.

The Company believes, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Managers:

•	monitoring the performance of the Board and seeking to develop a high-performing Board by, for example, helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;

•	developing a productive relationship with the Chief Executive Officer and ensuring effective communication between the Chief Executive Officer and the Board; and

•	ensuring and supporting effective shareholder communications.

On an annual basis, as part of the Company’s review of corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates the Board leadership structure to ensure it remains the optimal structure for the Company and its shareholders.

The Company recognizes different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. The Company believes its current leadership structure—under which its Chief Executive Officer serves as Chairman of the Board, the Board committees are chaired by, and all of the members are, independent Trust Managers, and a Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers—remains the optimal board leadership structure for the Company and its shareholders.

Share Ownership Guidelines

The Board has adopted a share ownership policy for Trust Managers and executive officers. The current share ownership policy for Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of $250,000 within three years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, within five years of becoming a senior officer, as follows:

•	Chief Executive Officer-the lesser of 6 times annual base salary or 40,500 shares

•	President-the lesser of 6 times annual base salary or 40,500 shares

•	Chief Operating Officer -the lesser of 4 times annual base salary or 22,900 shares

•	Chief Financial Officer-the lesser of 4 times annual base salary or 22,900 shares

•	Executive Vice President-the lesser of 4 times annual base salary or 22,900 shares

•	Senior Vice President -the lesser of 3 times annual base salary or 13,200 shares

Each Trust Manager who has served on the Board for three or more years, and each senior officer, currently meets the applicable ownership target.

Short Selling and Hedging Prohibition

The Company’s Guidelines on Governance provide the Trust Managers and officers may not make “short sales” of any equity security of the Company. “Short sales” are defined as sales of securities that the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than 20 days after the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions.

Committees of the Board

The Board currently has four committees. Information regarding these committees is set forth below.

Audit Committee. The current members of the Audit Committee are Kelvin R. Westbrook (Chair), William B. McGuire, Jr. and Frances Aldrich Sevilla-Sacasa. Each member of the Audit Committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Exchange Act and the NYSE’s listing standards. The Board, after reviewing all of the applicable facts, circumstances and attributes, has determined Mr. Westbrook is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee operates under a written charter adopted by the Board, which was last amended on February 21, 2014. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Report of the Audit Committee is set forth beginning on page 49 of this proxy statement.

The Audit Committee’s responsibilities include assisting the Board in overseeing the integrity of the Company’s consolidated financial statements, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm. In addition, the Audit Committee reviews, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting. In accordance with its charter, the Audit Committee has the sole authority to appoint and replace the independent registered public accounting firm, who reports directly to the Audit Committee, approve the engagement fee of the independent registered public accounting firm and pre-approve the audit services and any permitted non-audit services the independent registered public accounting firm may provide to the Company. During 2013, no member of the Audit Committee served on more than two other public company audit committees. The Audit Committee met five times in 2013.

Compensation Committee. The current members of the Compensation Committee are William F. Paulsen (Chair), F. Gardner Parker and Steven A. Webster. Each member of the Compensation Committee satisfies the requirements for independence set forth in the NYSE’s listing standards and the rules and regulations of the SEC. The Compensation Committee operates under a written charter adopted by the Board, which was last amended on February 15, 2013. The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis. The Compensation Committee’s responsibilities include overseeing the Company’s compensation programs and practices and determining compensation for the Company’s executive officers. The Compensation Committee met two times in 2013.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are William B. McGuire, Jr. (Chair), Scott S. Ingraham and F. Gardner Parker. Each member of the Nominating and Corporate Governance Committee satisfies the requirements for independence set forth in the NYSE’s listing standards. Prior to February 21, 2014, the Company had separate Nominating and Corporate Governance Committees, as described below. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board on February 21, 2014. The Nominating and Corporate Governance Committee reviews and assesses the adequacy of its charter on an annual basis. The Nominating and Corporate Governance Committee’s responsibilities include selecting the Trust Manager nominees for election at annual meetings of shareholders and ensuring the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company by developing and implementing policies and processes regarding corporate governance matters.

Executive Committee. The current members of the Executive Committee are Richard J. Campo (Chair), William F. Paulsen and Lewis A. Levey. The executive committee may approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money. The Executive Committee may also exercise all other powers of the Trust Managers, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or bylaws or under applicable law. The executive committee did not meet in 2013.

During 2013, the Board had separate Nominating and Corporate Governance Committees, as described below.

The members of the Nominating Committee during 2013 were F. Gardner Parker (Chair), Scott S. Ingraham and William F. Paulsen, each of whom satisfied the requirements for independence set forth in the NYSE’s listing standards. The Nominating Committee operated under a written charter adopted by the Board, which was last amended on February 19, 2009. The Nominating Committee reviewed and assessed the adequacy of its charter on an annual basis. The Nominating Committee’s responsibilities included selecting the Trust Manager nominees for election at annual meetings of shareholders. The Nominating Committee met one time in 2013.

The members of the Corporate Governance Committee during 2013 were William B. McGuire, Jr. (Chair), Scott S. Ingraham and Steven A. Webster, each of whom satisfied the requirements for independence set forth in the NYSE’s listing standards. The Corporate Governance Committee operated under a written charter adopted by the Board, which was last amended on February 19, 2009. The Corporate Governance Committee reviewed and assessed the adequacy of its charter on an annual basis. The Corporate Governance Committee’s responsibilities included ensuring the Board and management were appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company by developing and implementing policies and processes regarding corporate governance matters. The Corporate Governance Committee met one time in 2013.

Consideration of Trust Manager Nominees

Shareholder Nominees. The policy of the Nominating and Corporate Governance Committee is to consider all properly submitted shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below under “Trust Manager Qualifications.” The Nominating and Corporate Governance Committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. Any shareholder nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

In addition, the Company’s bylaws permit nominations of Trust Managers at any annual meeting of shareholders by the Board or a committee of the Board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by the Company’s bylaws to its corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the bylaw provision by writing to the Company’s corporate secretary at the address set forth above. A copy of the Company’s bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated March 12, 2013.

Identifying and Evaluating Nominees. The Nominating and Corporate Governance Committee assesses whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for Trust Manager. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted shareholder nominations for candidates to the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a Trust Manager candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other Trust Managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Trust Manager Qualifications. The Guidelines on Governance contain Board membership criteria which the Nominating and Corporate Governance Committee uses in evaluating nominees for a position on the Board. Under these criteria, a majority of the Board must be comprised of independent Trust Managers. The Nominating and Corporate Governance Committee works with the Board to determinate the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of each Trust Manager include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account an understanding of the Company’s business, including real estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters unique to REITs. The Nominating and Corporate Governance Committee considers a number of other factors, including a general understanding of finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment, educational and professional background, personal accomplishment, and geographic, gender, age and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent Trust Manager to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term.

Each of the nominees for election to the Board this year has previously served as a member of the Board. In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, media and technology enterprises, private equity investment, and multifamily and related businesses. Set forth below are the conclusions reached by the Board with regard to its nominees.

Messrs. Campo and Oden co-founded the Company’s predecessor companies in 1982 and have spent over 30 years building the Company from a Texas-based real estate firm with assets valued at $200 million in 1993 to an industry leader with a national footprint and real estate assets totaling approximately $7.1 billion.

Mr. Campo’s leadership in the multifamily industry is further evidenced by his being named by Multifamily Executive magazine as one of the 10 most influential executives of the decade and his holding strategic roles within the real estate industry, having served on the executive board as chairman for the National Multi-Housing Council (NMHC), as an executive committee member for the Urban Land Institute (ULI) and on the board of directors of the National Association of Real Estate Investment Trusts (NAREIT). He is also involved in numerous local charitable organizations and has served on the boards of directors of several organizations which focus on the economic development, business outlook and future growth of Houston.

Mr. Oden drives the Company’s strategic initiatives, leads the property operations and corporate support services, and promotes the Company’s culture. Through Mr. Oden’s leadership, the Company has been on the leading edge of incorporating technology into the Company’s platform through web-based property management and revenue management systems to strengthen on-site operations. Mr. Oden leads the Company’s strong workplace culture based on collaboration, trusting relationships and fun, resulting in the Company being ranked #11 on FORTUNE® magazine’s 17th annual “100 Best Companies to Work For” list, marking the seventh consecutive year the Company has been included on FORTUNE’s list. Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas and serves as advisor, financial supporter, guest lecturer, and panelist for the faculty and students pursuing their MBAs in real estate finance.

Mr. Ingraham brings marketing and business leadership skills from his being a co-founder of three start-up companies, including the multifamily residential real estate leasing web site, Rent.com. He also has over 30 years of experience in other commercial real estate related endeavors and has served as chief executive officer of a public multifamily REIT. Mr. Ingraham also has experience in finance, including real estate investment banking. He is also a member of the board of directors of a public property management software company and a public office property REIT, and serves on each of their audit committees.

Mr. Levey’s experience as a co-founder of a public multifamily REIT and a real estate investment firm, where he provides strategic real estate consulting and advisory services to both private and institutional owners as well as leasing and management services, gives him the leadership and consensus-building skills to serve as the Lead Independent Trust Manager. He also serves on the board of directors of a public financial services company and is active in business organizations including formerly serving in leadership positions with the Urban Land Institute (ULI) and National Multi-Housing Council (NMHC), and serves on the boards of directors of various civic organizations.

Mr. McGuire brings almost 40 years of experience in real estate brokerage, development and management to the Board, including as co-chairman of the board of a public multifamily REIT. He has been active in a number of professional and community organizations, including the Urban Land Institute (ULI), The Charlotte City Club and Habitat for Humanity of Charlotte, and is the founder and former president of The Neighborhood Medical Clinic. Mr. McGuire is a National Association of Corporate Directors (NACD) Board Leadership Fellow.

Mr. Parker has an extensive background in public accounting. He was a partner of one of the world’s largest accounting firms and serves on the boards and audit committees of several public and private companies. He also brings financial experience to the Board through his involvement in structuring private and venture capital investments for the past 30 years. Mr. Parker is a National Association of Corporate Directors (NACD) Board Leadership Fellow.

Mr. Paulsen has almost 30 years of experience in multifamily development and management, including as co-chairman of the board and chief executive officer of a public multifamily REIT. He has also served on the board of directors of a public structured finance REIT, and has been active in a number of professional and community organizations. Mr. Paulsen is a National Association of Corporate Directors (NACD) Board Governance Fellow.

Ms. Sevilla-Sacasa brings an extensive background in international business and the global financial industry to the Board. She has served over 30 years in leadership positions with firms such as Bank of America, U.S. Trust, Citigroup, Deutsche Bank and Bankers Trust Company, where she led wealth management businesses for the United States, Latin America, and Europe, in addition to a global trust business serving clients from all over the world, and currently serves as Chief Executive Officer of Itaú Private Bank International, Miami Operations. She has served as Interim Dean of the University of Miami School of Business Administration, where she led a school of almost 2,500 students, 125 faculty members and eight academic departments, and is currently executive advisor to the Dean, providing advice on strategic initiatives, organizational issues and external outreach. Ms. Sevilla-Sacasa currently serves as a director of a number of members of the Delaware Investments family of funds and dedicates time as a trustee and volunteer with a number of non-for-profit and charitable organizations in Miami.

Mr. Webster brings business leadership skills from his over 30-year career in venture capital and investment activities. He has founded an investment banking firm, a public offshore drilling contractor and a public oil and gas exploration and production company. Mr. Webster also co-founded and/or was a lead investor in numerous other successful ventures in the energy business, and he has been a lead investor in several companies outside the energy business. He currently serves as co-chief executive officer and co-managing partner of a private equity investment firm and as a director of several other companies.

Mr. Westbrook brings legal, media and marketing expertise to the Board. He is a former partner of a national law firm and was the president, chief executive officer and co-founder of two large cable television and broadband companies. Mr. Westbrook currently serves on the boards of three other public companies and a multi-billion dollar not-for-profit healthcare services company and devotes energy to community projects and charity work in St. Louis. He has been featured by Black Enterprise magazine as the CEO of one of the nation’s 100 largest businesses owned by African Americans.

Limits on Service on Other Boards. In the Guidelines on Governance, the Board recognized its members benefit from service on the boards of other companies. The Company encourages this service but also believes it is critical Trust Managers have the opportunity to dedicate sufficient time to their service on the Board. To this end, the Guidelines on Governance provide employee Trust Managers may not serve on more than two public company boards in addition to the Board. Individuals who serve on more than six other public company boards will not normally be asked to join the Board and individuals who serve on more than two other public company audit committees will not normally be asked to join the Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on the Board or the Audit Committee.

Term Limits; Retirement Age. Trust Managers hold office for one-year terms. The Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. The Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so. The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of the Company, its shareholders and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and executive share ownership. The Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.

The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, Trust Managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Company has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions.

Communication With the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to:

Mr. Lewis A. Levey

Lead Independent Trust Manager

Camden Property Trust

11 Greenway Plaza, Suite 2400

Houston, Texas 77046

Depending on the subject matter, Mr. Levey will:

•	forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded to the chair of the Audit Committee for review);

•	forward to management if appropriate (for example, if the communication is a request for information about the Company or its operations or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.

ELECTION OF TRUST MANAGERS

There are currently ten Trust Managers on the Board. The Nominating and Corporate Governance Committee of the Board recommended, and the Board has selected, each of the ten current Trust Managers as a nominee for election at the annual meeting. No Trust Manager was selected for nomination at the 2014 annual meeting as a result of any arrangement or understanding between that Trust Manager and any other person.

Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.

All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for re-election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

Set forth below are the nominees, together with their age, biographical information and directorships held at public companies during the previous five years. For information regarding the conclusions reached by the Board with regard to its nominees, see “Governance of the Company—Consideration of Trust Manager Nominees—Trust Manager Qualifications.”

Richard J. Campo
Age:	59
Trust Manager Since:	1993
Principal Occupation:	Chairman of the Board and Chief Executive Officer of the Company since 1993
Other Current Directorships:	None
Past Directorships:	None

Scott S. Ingraham
Age:	60
Trust Manager Since:	1998
Principal Occupation:	Private Investor and Strategic Advisor since 2005
Other Current Directorships:	Kilroy Realty, Inc. (office property REIT) and RealPage, Inc. (property management software)
Past Directorships:	LoopNet, Inc. (online commercial real estate services) (2006-2012)

Lewis A. Levey
Age:	72
Trust Manager Since:	1997 (Lead Independent Trust Manager since February 2008)
Principal Occupation:	Chairman of Enhanced Value Strategies, Inc., a management consulting firm, and a principal of EVS Realty Advisors, Inc., a commercial real estate brokerage, management and leasing firm, since 1997
Other Current Directorships:	Enterprise Financial Services Corp. (financial services)
Past Directorships:	None

William B. McGuire, Jr.
Age:	69
Trust Manager Since:	2005
Principal Occupation:	Private Investor since 2005
Other Current Directorships:	None
Past Directorships:	None

D. Keith Oden
Age:	57
Trust Manager Since:	1993
Principal Occupation:	President of the Company since March 2008
Other Current Directorships:	None
Past Directorships:	None

F. Gardner Parker
Age:	72
Trust Manager Since:	1993 (Lead Independent Trust Manager 1998 to February 2008)
Principal Occupation:	Private Investor since 1984
Other Current Directorships:	Director of Carrizo Oil & Gas, Inc. (oil and gas exploration and development), Hercules Offshore, Inc. (offshore drilling and liftboat services) and Triangle Petroleum Corporation (oil and gas exploration and development). Non-Executive Chairman of the Board of Sharps Compliance Corp. (waste management services).
Past Directorships:	Pinnacle Gas Resources, Inc. (natural gas exploration and development) (2003-2010)

William F. Paulsen
Age:	67
Trust Manager Since:	2005
Principal Occupation:	Private Investor since 2005
Other Current Directorships:	None
Past Directorships:	Crystal River Capital, Inc. (structured finance REIT) (2005-2010)

Frances Aldrich Sevilla-Sacasa
Age:	58
Trust Manager Since:	2011
Principal Occupation	Chief Executive Officer of Itaú Private Bank International, Miami Operations, since April 2012
Recent Business Experience:	Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of US Trust, Bank of America Private Wealth Management from July 2007 to December 2008
Other Current Directorships:	Delaware Investments, an asset management firm, with oversight responsibility for all of the portfolios in that mutual fund family
Past Directorships:	None

Steven A. Webster
Age:	62
Trust Manager Since:	1993
Principal Occupation:	Co-Chief Executive Officer and Co-Managing Partner, Avista Capital Partners, a private equity investment firm, since 2005
Other Current Directorships:	Director of ERA Group Inc. (helicopter operations and leasing), Hercules Offshore, Inc. (offshore drilling and liftboat services) and Hi-Crush Partners LP (proppant supplier for oil and natural gas operations). Non-Executive Chairman of the Board of Basic Energy Services, Inc. (oil and gas wellsite services) and Carrizo Oil & Gas, Inc. (oil and gas exploration and development).
Past Directorships:	Seacor Holdings, Inc. (tanker and marine services) (2005-2012), Geokinetics Inc. (seismic data acquisition services) (1997-2012), Pinnacle Gas Resources, Inc. (natural gas exploration and development) (2003-2009) and Encore Bancshares (bank holding company) (2000-2009)

Kelvin R. Westbrook
Age:	58
Trust Manager Since:	2008
Principal Occupation:	President and Chief Executive Officer of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services in the telecommunications, media and other industries, since September 2007
Other Current Directorships:	Archer-Daniels Midland Company (agribusiness-crop origination and transportation), Stifel Financial Corp. (financial services) and T-Mobile USA Inc. (mobile telecommunications)
Past Directorships:	None

Required Vote

Each nominee must be re-elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.

The Board recommends you vote FOR the nominees listed above.

EXECUTIVE OFFICERS

There is no family relationship among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board.

The Company’s current executive officers and their ages, current positions, and recent business experience (all of which was with the Company or its wholly-owned subsidiaries) are as follows:

Name	Age	Position	Recent Business Experience
Richard J. Campo	59	Chairman of the Board and Chief Executive Officer (May 1993-present)

D. Keith Oden	57	President (March 2008-present)

H. Malcolm Stewart	62	Chief Operating Officer (March 2008-present)

Laurie A. Baker	49	Senior Vice President- Fund and Asset Management (February 2012-present)	Vice President- Fund and Asset Management (October 2008-February 2012)

Kimberly A. Callahan	44	Senior Vice President-Investor Relations (February 2013-present)	Vice President-Investor Relations (June 1996-February 2013)

J. Robert Fisher	67	Senior Vice President-General Counsel and Secretary (February 2012-present)	Vice President-General Counsel and Secretary (May 2008-February 2012)

Michael P. Gallagher	47	Senior Vice President-Chief Accounting Officer (February 2013-present)	Vice President-Chief Accounting Officer (June 2006-February 2013)

Stephen R. Hefner	51	Senior Vice President-Construction (March 2008-present)

Alexander J. Jessett	39	Senior Vice President-Finance and Chief Financial Officer and Treasurer (May 2013-present)	Senior Vice President-Finance and Treasurer (December 2009-May 2013); Vice President-Finance and Treasurer (March 2004-December 2009)

Cynthia B. Scharringhausen	54	Senior Vice President-Human Resources (March 2008-present)

William W. Sengelmann	55	Senior Vice President-Real Estate Investments (March 2008-present)

Kristy P. Simonette	47	Senior Vice President-Strategic Services (December 2009-present)	Vice President-Information Technology and Chief Information Officer (May 2008-December 2009)

Thomas H. Sloan	49	Senior Vice President-Operations (May 2012 to present)	Regional Vice President (March 2005-November 2009), Divisional Vice President (November 2009-May 2012)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares were owned by the Trust Managers and named executive officers as of March 14, 2014, including shares such persons had a right to acquire within 60 days after March 14, 2014 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares as of March 14, 2014. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group, Inc.(5)	10,679,197	12.5%
BlackRock, Inc.(6)	8,701,575	10.2%
Vanguard Specialized Funds – Vanguard REIT Index Fund(7)	5,764,313	6.7%
Goldman Sachs Asset Management(8)	4,848,884	5.7%
FMR LLC(9)	4,569,559	5.3%
D. Keith Oden	1,218,615	1.4%
Richard J. Campo	1,193,708	1.4%
William B. McGuire, Jr.(10)	517,488	*
William F. Paulsen(11)	423,420	*
Lewis A. Levey(12)	396,203	*
H. Malcolm Stewart	372,070	*
Scott S. Ingraham	151,734	*
Steven A. Webster	120,885	*
William W. Sengelmann	65,062	*
Alexander J. Jessett	32,784	*
Dennis M. Steen(13)	27,733	*
F. Gardner Parker	26,698	*
Kelvin R. Westbrook	10,393	*
Frances Aldrich Sevilla-Sacasa	3,487	*
All Trust Managers and executive officers as a group (21 persons)(14)	4,838,164	5.5%

*	Less than 1%
(1)	The address for Messrs. Oden, Campo, McGuire, Paulsen, Levey, Stewart, Ingraham, Webster, Sengelmann, Jessett, Steen, Parker and Westbrook and Ms. Sevilla-Sacasa is c/o Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.
(2)	These amounts include shares the following persons had a right to acquire within 60 days after March 14, 2014 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships, except with respect to Mr. Steen, which include shares Mr. Steen had the right to acquire within 60 days of May 9, 2013, the last day on which he served as an executive officer of the Company. Each partnership unit is exchangeable for one common share. Each option represents the right to receive one common share upon exercise. The Company may elect to pay cash instead of issuing shares upon a tender of units for exchange.

	Vested Options Held in a Rabbi Trust		Other Vested Options	Units of Limited Partnership Interest
D. Keith Oden	655,041	(a)	205,044	—
Richard J. Campo	655,650	(b)	205,044	—
William B. McGuire, Jr.	—		—	414,803	(c)
William F. Paulsen	—		—	356,575	(d)
Lewis A. Levey	17,599		—	159,692	(e)
H. Malcolm Stewart	131,166	(f)	32,207	—
Scott S. Ingraham	80,291		—	—
Steven A. Webster	20,799		—	—
William W. Sengelmann	19,236		4,058	—
Alexander J. Jessett	2,199		—	—
Dennis M. Steen	7,176		—	—
F. Gardner Parker	6,772		—	—
Kelvin R. Westbrook	—		—	—
Frances Aldrich Sevilla-Sacasa	—		—	—
All Trust Managers and executive officers as a group (21 persons)(14)	1,643,687		486,439	931,071

(a)	Includes 400,428 options pledged by Mr. Oden to a financial institution as security for a loan or other extension of credit to Mr. Oden. Upon a default under the agreement governing such loan, such financial institution may sell the shares underlying such options.
(b)	Includes 427,333 options pledged by Mr. Campo to a financial institution for a loan or other extension of credit to Mr. Campo. Upon a default under the agreement governing such loan, such financial institution may sell the shares underlying such options.
(c)	Includes 60,000 units held by a family limited partnership.
(d)	All such units and the common shares issuable upon the exchange of such units have been pledged by Mr. Paulsen to a financial institution as security for a loan or other extension of credit to Mr. Paulsen. Upon a default under the agreement governing such loan, such financial institution may sell the shares underlying such units.
(e)	Includes 100,018 units held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein. Also includes 59,674 units held in a trust of which Mr. Levey is trustee.
(f)	Includes 125,597 options pledged by Mr. Stewart to a financial institution as security for a loan or other extension of credit to Mr. Stewart. Upon a default under the agreement governing such loan, such financial institution may sell the shares underlying such options.

(3)	The amounts exclude the following unvested share awards:

D. Keith Oden	123,838
Richard J. Campo	123,838
William B. McGuire, Jr.	2,464
William F. Paulsen	2,464
Lewis A. Levey	2,723
H. Malcolm Stewart	93,794
Scott S. Ingraham	2,464
Steven A. Webster	1,915
William W. Sengelmann	30,501
Alexander J. Jessett	27,096
Dennis M. Steen	—
F. Gardner Parker	2,464
Kelvin R. Westbrook	2,464
Frances Aldrich Sevilla-Sacasa	1,715
All Trust Managers and executive officers as a group (21 persons)(14)	531,570

(4)	On March 14, 2014, 3,111,069 common shares were held in the Company’s deferred benefit plans, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.
(5)	Based on information contained in Amendment No. 11 to Schedule 13G filed with the SEC on February 11, 2014, The Vanguard Group, Inc. possessed sole voting power over 183,168 shares, shared voting power over 56,000 shares, sole dispositive power over 10,533,229 shares and shared dispositive power over 145,968 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)	Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 7, 2014, BlackRock, Inc. possessed sole voting power over 8,131,634 shares and sole dispositive power over 8,701,575 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(7)	Based on information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 4, 2014, Vanguard Specialized Funds – Vanguard REIT Index Fund possessed sole voting power over 5,764,313 shares. The address of Vanguard Specialized Funds – Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(8)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2014, Goldman Sachs Asset Management, LP and GS Investment Strategies, LLC (“Goldman Sachs Asset Management”), each possessed shared voting power over 4,804,904 shares and shared dispositive power over 4,848,884. The address of Goldman Sachs Asset Management is 200 West Street, New York, New York 10282.
(9)	Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2014, FMR LLC possessed sole voting power over 442,100 shares and sole dispositive power over 4,569,559 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(10)	Includes 100,202 shares held by a family trust.
(11)	Includes 24,405 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.
(12)	Includes 200,000 shares held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein. Also includes 640 shares held in a trust of which Mr. Levey’s wife is trustee and 1,985 shares held in a trust of which Mr. Levey is trustee.
(13)	Share ownership for Mr. Steen reflects direct holdings as of May 9, 2013, the last day on which he served as an executive officer of the Company, along with vested options to purchase shares held in a rabbi trust and ordinary share options exercisable within 60 days of such date.
(14)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose. Excludes shares beneficially owned by Mr. Steen, who no longer serves as an executive officer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to 2013, The Company believes all SEC filing requirements applicable to Trust Managers, officers and beneficial owners of more than 10% of the Company’s common shares were complied with in 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K, except as described below. In addition, the Company has not made any contributions to any tax exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

Prior to the merger of the Company with Summit Properties Inc. (“Summit”) in 2005, Summit entered into an amended and restated employment agreement with William F. Paulsen, who is a Trust Manager. The Company assumed this agreement as a result of the merger with Summit and subsequently entered into a separation agreement with Mr. Paulsen, which was effective as of the effective time of the merger with Summit on February 28, 2005. Pursuant to the separation agreement, as of the effective time of the merger, Mr. Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the employment agreement between Summit and Mr. Paulsen was terminated. Also pursuant to the separation agreement, Mr. Paulsen continues to receive health benefits at a cost comparable to those paid by similarly situated employees, secretarial and computer-related services, and office facilities for the remainder of his life, which payments totaled $137,608 in 2013.

EXECUTIVE COMPENSATION

Compensation Policies and Practices Relating to Risk Management

The Company has developed a framework to assist the Compensation Committee in ascertaining potential material risks and how they may link to the Company’s compensation program. The Compensation Committee conducted an analytical review focusing on several key areas of the Company’s program, including external market references, pay mix, selection of performance metrics, goal setting process, and checks and balances on the payment of compensation. This provided a process to consider if any of the Company’s current programs, practices or procedures should be altered to ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.

As a result of this process, the Compensation Committee concluded while a significant portion of the Company’s compensation program is performance-based, the Compensation Committee does not believe the program encourages excessive or unnecessary risk-taking and the Company’s policies and procedures largely achieved the appropriate balance between annual goals and the Company’s long-term financial success and growth. While risk-taking is a necessary part of growing a business, the Compensation Committee focuses on aligning the Company’s compensation policies with its long-term interests and avoiding short-term rewards for management decisions which could pose long-term risks to the Company, as follows:

•	Use of Long-Term Compensation. In general, more than half of total compensation is non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting, which is usually over a three to five-year period. This vesting period encourages officers to focus on sustaining the Company’s long-term performance. These grants are made annually, so officers always have unvested awards which could decrease significantly in value if the Company’s business is not managed for the long-term.

•	Payment of Annual Bonuses in Shares. To more fully tie compensation to long-term performance, executives must receive at least 25% of their annual bonuses in shares and may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses, and vest 25% on date of grant and 25% in each of the next three years. Historically, most executives have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The Compensation Committee believes this helps to ensure each executive will have a significant amount of personal wealth tied to long-term holdings in the Company’s shares.

•	Share Ownership Guidelines. The Board has adopted a share ownership policy for executive officers, which is described above under “Governance of the Company—Share Ownership Guidelines.” Each executive officer currently meets the applicable ownership target.

•	Use of Clawbacks. The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, the Company may recover incentive compensation from such executive officer (including profits realized from the sale of its securities), as described below under “Compensation Discussion and Analysis—Executive Compensation Philosophy and Objectives—Policy Regarding Recoupment of Compensation.”

•	Performance Metrics. The Company uses a variety of performance metrics, which are described below under “Compensation Discussion and Analysis—Determination of Compensation —2013 Decisions.”

In summary, by structuring the Company’s program so a considerable amount of wealth of its executives is tied to its long-term health, the Company believes it avoids the type of disproportionately large short-term incentives which could encourage executives to take risks not in the Company’s long-term interests, and the Company provides incentives to manage for long-term performance. The Company believes this combination of factors encourages its executives and other employees to manage the Company in a prudent manner.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William F. Paulsen, Chair
F. Gardner Parker
Steven A. Webster

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the key principles and factors underlying the Company’s executive compensation policies for 2013 for the Company’s named executive officers, who are:

•	Chairman of the Board and Chief Executive Officer, Richard J. Campo;

•	President, D. Keith Oden;

•	Chief Operating Officer, H. Malcolm Stewart;

•	Senior Vice President-Real Estate Investments, William W. Sengelmann; and

•	Senior Vice President-Finance, Chief Financial Officer and Treasurer, Alexander J. Jessett.

On May 9, 2013, we announced Alexander J. Jessett was appointed as Senior Vice President-Finance, Chief Financial Officer and Treasurer following the retirement of Dennis M. Steen as Senior Vice President-Finance and Chief Financial Officer. Mr. Steen received consideration in accordance with a Separation Agreement and General Release between Mr. Steen and the Company.

This Compensation Discussion and Analysis discusses the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of the Company’s executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. The Company cautions and urges you not to apply the statements or disclosures it makes in this Compensation Discussion and Analysis in any other context.

The Company’s shareholders approved the Company’s executive compensation at the 2013 annual meeting of shareholders.

Executive Compensation Philosophy and Objectives

Executive Compensation Philosophy

The Company’s executive compensation philosophy is as follows:

•	support the Company’s business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively and continue its short-term and long-term profitability, growth and total return to shareholders;

•	link management’s success in enhancing shareholder value, given market conditions, with executive compensation;

•	base executive compensation levels on the appropriate blend, for each executive officer, of the Company’s financial and operating performance at the corporate level and the individual contribution of the executive officer to the Company’s success;

•	position total executive compensation to be equitable relative to compensation among the Company’s senior officers and competitive with other similarly situated companies;

•	provide a significant portion of each executive’s compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and equity-based grants;

•	provide a significant portion of total compensation as non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting;

•	use long-term compensation, payment of annual bonuses in part in shares, clawbacks, and a variety of performance metrics to closely tie executives’ wealth to the Company’s long-term health, thereby avoiding the type of disproportionately large short-term incentives which could encourage executives to take risks not in the Company’s long-term interests, provide incentives to manage for long-term performance, and encourage executives to manage the Company in a prudent manner; and

•	hold executives accountable for their level of success in attaining specific goals set for them individually.

Elements of Compensation

The Company seeks to achieve the compensation objectives through six compensation elements:

•	a base salary;

•	an annual bonus, which varies each year based on performance;

•	an annual performance award program;

•	periodic grants of long-term, equity-based compensation such as share awards and/or options;

•	deferred compensation plans and programs defining when payments are made in connection with termination of employment and change in control of the Company; and

•	perquisites and other personal benefits.

The Company believes these elements combine to promote the objectives described above. Base salary, termination payments, where applicable, and perquisites and other personal benefits provide compensation to help attract and retain highly qualified executives. Performance-based bonuses and awards reward achievement of annual goals important to the Company’s business and shareholder value-creation strategies. Equity-based compensation aligns each executive’s compensation directly with the creation of longer-term shareholder value and promotes retention.

For senior executives, including the named executive officers, the Company believes equity and performance-based compensation should be a higher percentage of total compensation than for less senior executives. Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value, and the performance of senior executives has a strong and direct impact in achieving these goals.

In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total current compensation which may be awarded to the officer, including salary, annual bonus, performance awards and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to the compensation philosophy when all elements of potential compensation are considered.

Competitive Considerations

The Company operates and recruits talent across diverse markets and necessarily must make each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and executives, the Compensation Committee believes benchmarking against selected groups of companies should be only one of a variety of bases for establishing compensation. Therefore, the Compensation Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Company’s outside compensation consultant, industry studies and compensation surveys as well as publicly-available information regarding a peer group of ten public REITs listed and discussed below under “Determination of Compensation—Compensation Consultant.”

Policy Regarding Recoupment of Compensation

The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, the Company may recover incentive compensation from such executive officer (including profits realized from the sale of the Company’s securities). In such a situation, the Board would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results. These actions would be taken only if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the executive officer which resulted in performance targets being achieved which would not have been achieved absent such misconduct.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation paid to certain of the Company’s executive officers. To qualify for deductibility under section 162(m), compensation in excess of $1,000,000 paid to the named executive officers during any fiscal year generally must be “performance-based” compensation as determined under section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals which have been approved by shareholders, and the committee of the Board which establishes and certifies the attainment of such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors for purposes of section 162(m).

The Compensation Committee’s policy is to take into account section 162(m) in establishing compensation of executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Company’s control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to executive officers which is not fully deductible if it determines such award is consistent with its philosophy and is in the Company’s and its shareholders’ best interests. In addition, the Company believes it qualifies as a REIT under the Code and is not subject to federal income taxes, meaning the payment of compensation which does not satisfy the requirements of section 162(m) should not have a material adverse consequence to the Company, provided the Company continues to qualify as a REIT under the Code. The Compensation Committee reserves the right to design programs which recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible.

Internal Revenue Code Section 409A. The Compensation Committee also endeavors to structure executive officers’ compensation in a manner which is either compliant with, or exempt from the application of, Code section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Internal Revenue Code Section 280G. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation which is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including share options and other equity-based compensation. Excess parachute payments are parachute payments which exceed a threshold determined under section 280G based on the executive’s prior compensation. In approving the compensation arrangements for the named executive officers, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements which could give rise to loss of deductibility under section 280G and the imposition of excise taxes under section 4999 when it believes such arrangements are appropriate to attract and retain executive talent.

Accounting. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions which relate to equity compensation awards. The Company accounts for share-based payments to employees in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”), Compensation-Stock Compensation. In particular, ASC 718 requires the Company to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its awards with its overall executive compensation philosophy and objectives.

Employment Agreements

The Company enters into employment agreements with all of its executive officers. These employment agreements are more fully described below under “Compensation Tables—Employment Agreements.”

Determination of Compensation

Roles and Responsibilities

Compensation Committee. The Company’s executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the named executive officers. The Compensation Committee’s responsibilities include:

•	in consultation with senior management, to establish the Company’s general compensation philosophy and oversee the development and implementation of compensation programs;

•	to review the Company’s executive compensation plans in light of its goals and objectives with respect to such plans and, if the Compensation Committee deems it appropriate, to recommend to the Board the adoption of new, or the amendment of existing, executive compensation plans;

•	to review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate annually the performance of the named executive officers in light of the goals and objectives, and determine the compensation level of each named executive officer based on this evaluation; and

•	to review and approve any employment, severance and termination agreements or arrangements to be made with any executive officer.

The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of compensation programs.

Executive Officers. Richard J. Campo, Chairman of the Board and Chief Executive Officer, and D. Keith Oden, President, make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each named executive officer, including themselves, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. For each executive officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.

Compensation Consultant. The Compensation Committee retained FTI Consulting, Inc. (“FTI”), a nationally-recognized consulting firm specializing in the real estate industry. Neither FTI nor any of its affiliates provided any services to the Company or any of its affiliates during 2013 except advising the Compensation Committee with respect to the amount and form of compensation, as described below. The Compensation Committee has reviewed its work with FTI and believes that such work raises no conflicts of interest.

FTI performed its work at the direction and under the supervision of the Compensation Committee. The Compensation Committee directed FTI to, among other things, provide an analysis of industry compensation practices and levels for senior executives and board members in a peer group of companies. In determining the companies to be included in the peer group, a number of factors were considered, including historical peer companies and competitive companies in the Company’s major markets with market capitalization, target markets, asset quality, financial structure and organization similar to the Company. The FTI compensation review was based on information disclosed in the peers’ 2013 proxy statements, which reported data with respect to fiscal 2012 (the latest year for which comprehensive data is publicly available). FTI’s review compared the Company’s executive pay practices against the peer group to determine the range of cash and equity-based compensation awarded to executives in comparable positions to the Company’s executives in terms of base salary, annual bonus and long-term equity compensation.

The peer group utilized by FTI was comprised of the following 10 public multifamily REITs:

Apartment Investment and Management Co.	Essex Property Trust, Inc.
Associated Estates Realty Corporation	Home Properties, Inc.
AvalonBay Communities, Inc.	Mid-America Apartment Communities, Inc.
BRE Properties, Inc.	Post Properties, Inc.
Equity Residential	UDR, Inc.

FTI informed the Compensation Committee the peer group generally has compensation programs comparable to the Company’s compensation program. FTI provided data on the 2012 aggregate compensation paid to the Company’s named executive officers compared to the 2012 aggregate compensation paid to the comparable executives at each company within the peer group. FTI also provided data on 2012 aggregate compensation paid to certain senior vice presidents compared to the 2012 aggregate compensation paid to comparable executives at comparable real estate companies. FTI further provided data on the 2012 compensation paid to the Company’s independent Trust Managers as compared to the 2012 compensation paid to the independent members of the board of each company within the peer group and other real estate companies with equity market capitalization between $3 billion and $7 billion.

Base Salary

The objective of base salary is to provide fixed compensation to an individual which reflects his responsibilities, experience, value to the Company, and demonstrated performance.

Salaries are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual executive;

•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services;

•	internal equity relative to compensation among the Company’s senior officers and external equity relative to compensation of senior officers in the peer group; and

•	the recommendations of Messrs. Campo and Oden.

Merit-based salary increases to named executive officers’ salaries are based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of Company-wide goals and, with respect to the other named executive officers, the achievement of Company-wide goals as well as goals related to their respective areas of responsibility. These goals are described below under “2013 Decisions—Annual Bonus.”

Annual Bonus

The compensation program provides for a bonus linked to annual performance. The objective of the program is to compensate individuals annually based on the achievement of specific annual goals the Compensation Committee believes correlate closely with growth of long-term shareholder value.

The Compensation Committee determines a dollar value for annual bonuses. To more fully tie compensation to long-term performance, executives must receive at least 25% of their annual bonuses in shares and may elect to receive up to 50% of their annual bonuses in shares. These shares are valued at 150% of the cash value of the corresponding portion of the annual bonuses. Historically, most executives have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The number of shares to be issued is determined based on the market share price at the date of grant. The shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years.

The annual bonus process for the named executive officers involves the following basic steps:

1.	Setting Company Financial Goals. The Compensation Committee receives recommended financial performance measures and performance ranges for the Company from senior management and reviews and discusses them with senior management, and then sets performance goals for the Company.

2.	Setting Other Performance Objectives. The Compensation Committee also approves other performance objectives for each named executive officer and his individual area of responsibility. These objectives are based on the recommendations of the Chairman of the Board and Chief Executive Officer and the President, and the Compensation Committee believes these objectives allow it to play a more proactive role in identifying performance objectives beyond purely financial measures.

3.	Setting Weightings of Goals and Objectives. The Compensation Committee approves the weightings of the financial goals and other performance objectives to help to ensure only a high level of performance by the individual and the Company will allow an individual to realize increased compensation. These weightings are based on the recommendations of the Chairman of the Board and Chief Executive Officer and the President. The Compensation Committee then approves guidelines for bonus and long-term compensation based on the weighted average achievement of goals. The guidelines for 2013 provided weighted achievement against the goals would result in payout of bonus and long-term compensation as follows:

Weighted Achievement Against Goals	Percentage of Payout of Annual Bonus and Long- Term Compensation
71-100% (exceeds expectations)	75-100%
51-70% (achieves expectations)	50-75%
Below 50% (below expectations)	Less than 50%

4.	Measuring Performance. After the end of the year, the Compensation Committee reviews the Company’s actual performance against each of the financial goals established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior executives’ compensation should be tied to performance measures, the higher the individual’s position, the more heavily the goals are weighted by the Company’s performance. For this reason, 100% of Messrs. Campo and Oden’s compensation is based on the Company’s performance. For Mr. Stewart, the goals and weightings are tied 75% to the Company’s performance and 25% to his individual performance and the performance of his area of responsibility. For Messrs. Sengelmann and Jessett, the goals and weightings are tied 50% to the Company’s performance and 50% to performance of the individual and his area of responsibility. This assessment allows compensation decisions to take into account each named executive officer’s personal performance and contribution during the year and other factors related to the Company’s performance which may not have been fully captured by the financial performance measures.

5.	Adjustment to Reflect Internal and External Equity. The next step in the process is adjustment to the preliminary annual bonus amount to reflect the Compensation Committee’s subjective determination of internal equity relative to compensation among the Company’s senior officers and external equity relative to compensation of senior officers of a peer group comprised of the companies described above under “Determination of Compensation—Compensation Consultant.”

Performance Award Program

The compensation program provides for an award linked to annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals described below under “2013 Decisions-Annual Bonus,” which the Compensation Committee believes correlate closely with growth of long-term shareholder value.

The named executive officers are awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate per share paid to holders of the Company’s common shares based on the achievement of these goals as follows.

Weighted Achievement Against Goals	Payment as a Percentage of Common Dividends Per Share
71-100% (exceeds expectations)	125%
51-70% (achieves expectations)	100%
Below 50% (below expectations)	0%

Long-Term Compensation

The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value.

Equity-Based Grant Procedures. Equity-based awards to named executive officers (and to other employees) are made by the Compensation Committee only on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled in advance without regard to announcements of material information regarding the Company.

Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the named executive officers only if the share price increases from the date of grant and their value only reflects decreases in share price to, but not below, the exercise price, after which the options would have no value upon exercise. Share awards are impacted by all share price changes, so the value to the named executive officers is affected by both increases and decreases in share price from the market price at the date of grant.

Pursuant to the Company’s 2002 share incentive plan, upon the vesting of 20,000 or more options, the holder has the right to exercise some or all of the vested options by paying the exercise price with shares (the “Mature Shares”) which have been held by the holder for at least six months prior to the exercise date. Upon the exercise of options through this right, the holder will be deemed to have exchanged the Mature Shares for replacement shares without the requirement of tendering the Mature Shares to us, and receive a number of additional shares from the Company equal to the total number of shares covered by the options minus the number of Mature Shares used to pay the exercise price for the options (the “Incentive Payment Shares”).

Upon the exercise of this right, the holder receives a share grant by depositing with the Company 25% of the Incentive Payment Shares. Upon deposit of these shares, the Company grants to the holder a number of shares in an amount equal to 32.5% of the Incentive Payment Shares, 19.25% of which are designated as “Bonus Shares” and 80.75% of which are designated as “Additional Bonus Shares.”

The Bonus Shares vest 10% on each of the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant. The Additional Bonus Shares vest 10% each of the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant. If a holder terminates his employment prior to the completion of these periods, the unvested portion of the Bonus Shares and the Additional Bonus Shares are forfeited.

Upon exercise of this right, the number of options as to which this right was exercised are “reloaded” and reissued to the holder, with these reissued options representing the right to purchase a number of shares equal to the number of options exercised less the number of Incentive Payment Shares. Upon being reloaded, each reload option again represents the right to purchase a share at an exercise price equal to the fair market value of the share on the date of the notice of exercise of the Incentive Exchange Right. The reloaded options are fully vested on the date of issuance and the exercise period is the lesser of (i) ten years or (ii) the term of the original option, beginning on the date of exercise of the options being reloaded. In each of 2011, 2012 and 2013, Messrs. Campo, Oden and Stewart exercised reload options and received additional options and shares upon such exercise.

Deferred Compensation Plans and Termination Payments

Deferred Compensation Plans. The Compensation Committee has established a rabbi trust for the benefit of the Company’s officers, Trust Managers and other key employees in which in previous years such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust.

The Compensation Committee has also established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation and/or options or shares granted under the Company’s share incentive plans. A participant has a fully vested right to his cash deferral amounts, and the deferred option and share awards will vest in accordance with their terms.

Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided the named executive officers with severance payments plus a gross-up payment if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which are provided following a change in control also are intended to motivate executive officers to remain with the Company despite the uncertainty and dislocation which arises in the context of change in control situations. These payments are summarized below and more fully described under “Compensation Tables—Potential Payments Upon Termination or Change in Control.”

For a termination other than for cause, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Sengelmann and Jessett, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years and Messrs. Campo and Oden will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.

For a termination by reason of death or disability, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Sengelmann and Jessett, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

For a termination by reason of a change in control, the executive will be entitled to receive a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of each of Messrs. Sengelmann and Jessett, the severance payment equals 2.99 times his average annual base salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

Perquisites and Other Personal Benefits. The Company provides the named executive officers with perquisites and other personal benefits the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The Company maintains other executive benefits it considers necessary in order to offer fully competitive opportunities to its executive officers, such as 401(k) retirement savings plans. Executive officers are also eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death and to allow employees to take advantage of reduced insurance rates available for group policies.

2013 Decisions

The following is a discussion of the specific factors considered in determining salary, annual bonus, performance awards and long-term compensation for the named executive officers in 2013.

Base Salary

The following table identifies actions taken during 2013 with respect to salaries of the named executive officers who served as an executive officer of the Company on January 1, 2014:

Named Executive Officer	Action
Richard J. Campo	Increase from $460,000 to $473,800 effective February 1, 2013
D. Keith Oden	Increase from $460,000 to $473,800 effective February 1, 2013
H. Malcolm Stewart	Increase from $389,562 to $401,249 effective February 1, 2013
William W. Sengelmann	Increase from $300,000 to $309,000 effective February 1, 2013
Alexander J. Jessett	Increase from $250,000 to $257,500 effective February 1, 2013 and increase from $257,500 to $305,000 effective May 9, 2013 in connection with his appointment as Senior Vice President-Finance, Chief Financial Officer and Treasurer

In making each of the changes in salary described above, the Compensation Committee reviewed changes in job responsibility, historical salary levels, performance and contribution made to the Company, the impact on total compensation, competitive conditions and the relationship of compensation to that of other of the Company’s officers and determined the compensation awarded was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among the Company’s officers.

Annual Bonus

The following corporate goals were established for 2013 and utilized by the Compensation Committee to determine 2013 annual bonus and long-term compensation payments:

1.	The achievement of a target level of adjusted funds from operations (“AFFO”) of $3.16 to $3.36 per diluted share. The Company utilizes The National Association of Real Estate Investment Trusts’ current definition of funds from operations (“FFO”), which is net income computed in accordance with generally accepted accounting principles, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. A reconciliation of net income to FFO for the year ended December 31, 2013 is contained in the Company’s 2013 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on January 31, 2014. Adjusted funds from operations is defined as FFO less annual recurring capitalized expenditures. The Company’s AFFO for the year ended December 31, 2013 totaled $3.36 per diluted share, which equaled the top end of the target range.

2.	The achievement of AFFO growth in the top 50% of the Company’s peer group. The Company’s 2013 AFFO growth was in the top 50% of the Company’s peer group.

3.	The achievement of the Company’s 2013 budgeted same property net operating income (“NOI”). For 2013, the Company budgeted NOI growth of between 5.5% and 7.5%. The Company defines NOI as total property income less property operating and maintenance expenses. A reconciliation of net income to NOI for the year ended December 31, 2013 is contained in the Company’s earnings release furnished on a Current Report on Form 8-K filed on January 31, 2014. For 2013, the Company’s same property NOI growth grew by 6.2%, which was within the budgeted range.

4.	The achievement of same property NOI growth in the top 50% of the Company’s peer group. For 2013, the Company’s same property NOI growth of 6.2% was the second highest growth in the peer group and in the top half of the Company’s peer group.

5.	The achievement of total shareholder return (i.e., share price appreciation and dividends paid) in the top one-third (for 100% credit) to one-half (for 75% credit) of the Company’s peer group. For 2013, the Company’s total shareholder return totaled approximately negative 13.2%, which did not place it in the top one-third or one-half of the peer group.

6.	The maintenance of a debt-to-EBITDA (earnings before interest, taxes, depreciation and amortization) ratio in the top one-third of the Company’s peer group. The Company’s debt-to-EBITDA ratio was 5.4x, which placed it in the top one-third of the Company’s peer group.

7.	The stabilization of new development projects at or above pro forma yields. In 2013, four development communities reached stabilization, three of which were at better than budgeted pro forma yields, with the aggregate for all four being better than budgeted pro forma yields.

8.	The commencement of construction of new development projects with an aggregate budgeted cost of between $250 million and $400 million. In 2013, the Company achieved this goal.

9.	The consummation of acquisitions between $200 million and $400 million. In 2013, the Company achieved this goal.

10.	The consummation of dispositions of non-core assets of between $200 million and $400 million. In 2013, the Company achieved this goal.

11.	The effectiveness of management in creating and communicating the Company’s corporate culture to all employees. In 2014, the Company was ranked #11 on FORTUNE® magazine’s 17th annual “100 Best Companies to Work For” list, marking the seventh consecutive year the Company has been included on FORTUNE’s list.

The higher the individual’s position, the more heavily the goals are weighted by the Company’s performance. Therefore, 100% of Messrs. Campo and Oden’s compensation is based on the Company’s performance, with the goals and weightings set forth below:

Corporate Goals	Weighting
Achievement of targeted AFFO per share level	12.5%
Achievement of AFFO growth in the top 50% of the peer group	12.5%
Achievement of targeted same property NOI growth	10.0%
Achievement of same property NOI growth in the top 50% of the peer group	10.0%
Achievement of total shareholder return in top one-third (100% credit) to top one-half (75% credit) of the peer group	15.0%
Maintenance of debt-to-EBITDA ratio in the top one-third of the peer group	10.0%
Stabilization of new development projects in accordance with pro forma yields	10.0%
Commencement of new development projects	5.0%
Consummation of acquisitions	5.0%
Consummation of dispositions	5.0%
Effectiveness in communicating corporate culture to employees	5.0%

100.0%

For 2013, the weighted achievement level of corporate goals was approximately 84%, placing in the “exceeds expectations” category.

For Mr. Stewart, the goals and weightings were based 75% on the Company’s performance and 25% on his individual performance and the performance of his area of responsibility. The following individual goals, with the weightings set forth below, were established for Mr. Stewart for 2013 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine his 2013 annual bonus and long term compensation payments:

1.	The achievement of same property NOI growth to be at least the fourth highest of the Company’s peer group (25% weighting).

2.	The achievement of same property, development and non-same store NOI budgets (20% weighting).

3.	The achievement of same property revenue growth in the top half of market competitors (10% weighting).

4.	The completion of construction projects in accordance with the time schedule and budgets (15% weighting).

5.	The management of various Company strategic and business programs (15% weighting).

6.	The achievement of departmental budgets (5% weighting).

7.	The effectiveness in training, mentoring and developing management personnel (5% weighting).

8.	The effectiveness in communicating corporate culture to employees (5% weighting).

For Mr. Stewart, the weighted achievement level was in the “exceeds expectation” category of 71% to 100%.

For Mr. Sengelmann, the goals and weightings are tied 50% to the Company’s performance and 50% to his individual performance and the performance of his area of responsibility. The following individual goals, with the weightings set forth below, were established for Mr. Sengelmann for 2013 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine his 2013 annual bonus and long term compensation payments.

1.	The completion of developments in accordance with the time schedule and budgets (15% weighting).

2.	The commencement of construction of budgeted new development projects (15% weighting).

3.	The consummation of the targeted level of acquisitions (15% weighting).

4.	The consummation of the targeted level of dispositions of non-core assets (15% weighting).

5.	The addition of new projects to the development pipeline (15% weighting).

6.	The improvement of various Company programs and plans related to development, acquisitions and dispositions (10% weighting).

7.	The consummation of dispositions of various non-core land holdings (5% weighting).

8.	The achievement of departmental budgets (5% weighting).

9.	The effectiveness in training, mentoring and developing management personnel (5% weighting).

For Mr. Sengelmann, the weighted achievement level was in the “exceeds expectations” category of 71% to 100%.

For Mr. Jessett, the goals and weightings are tied 50% to the Company’s performance and 50% to his individual performance and the performance of his area of responsibility. The following individual goals, with the weightings set forth below, were established for Mr. Jessett for 2013 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine his 2013 annual bonus and long term compensation payments.

1.	The effectiveness in supervising financial reporting and forecasting and related functions, systems and personnel (35% weighting).

2.	The effectiveness in managing the Company’s capital needs (30% weighting).

3.	The effectiveness in managing the Company’s insurance function (10% weighting).

4.	The effectiveness in overseeing the internal audit function (10% weighting).

5.	The effectiveness in communicating corporate culture to employees (15% weighing).

For Mr. Jessett, the weighted achievement level was in the “exceeds expectations” category of 71% to 100%.

The amount of the annual bonus paid to each executive officer in the form of share awards is set forth in the table below under “Long Term Compensation” under “Annual Bonus-Share Award” and the total bonus amount paid to each of the named executive officers is set forth in the section below titled “Total Compensation.”

Performance Award Program

Based on the weighted achievement level of corporate goals under the performance award program being in the “exceeds expectations” category of 71% to 100%, each of the named executive officers who served as an executive officer of the Company on January 1, 2014 received the following payments in February 2014 under the Performance Award Program for performance in 2013:

Name	2013 Award
Richard J. Campo	$189,000
D. Keith Oden	$189,000
H. Malcolm Stewart	$157,500
William W. Sengelmann	$110,250
Alexander J. Jessett	$110,250

These awards are reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.

Long Term Compensation

The Compensation Committee granted 270,419 common share awards to the named executive officers and other employees for 2013. The Compensation Committee did not grant any options to purchase common shares for 2013.

In February 2014, the Compensation Committee awarded, based on 2013 performance, annual bonus and share awards to each named executive officer who served as an executive officer of the Company on January 1, 2014 as follows:

Name	Grant Date	Number of Shares	Award Type	Base Price of Award
Richard J. Campo	2/20/14	26,157	Share Award	$65.26
	2/20/14	8,878	Annual Bonus–Share Award	$65.26
D. Keith Oden	2/20/14	26,157	Share Award	$65.26
	2/20/14	8,878	Annual Bonus–Share Award	$65.26
H. Malcolm Stewart	2/20/14	18,963	Share Award	$65.26
	2/20/14	4,972	Annual Bonus–Share Award	$65.26
William W. Sengelmann	2/20/14	8,620	Share Award	$65.26
	2/20/14	4,735	Annual Bonus–Share Award	$65.26
Alexander J. Jessett	2/20/14	7,811	Share Award	$65.26
	2/20/14	4,597	Annual Bonus–Share Award	$65.26

Share awards vest in five equal annual installments beginning on February 15th in the year following the year of grant. Annual bonus-share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th in the year following the year of grant. The grant date fair values of the annual bonus and other share awards granted in February 2014 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2015 annual meeting of shareholders.

Total Compensation

Based on the Company’s performance as described above, as well as each named executive officer’s achievement of his individual 2013 goals, the Compensation Committee determined each named executive officer who was an executive officer of the Company on January 1, 2014 was entitled to receive the compensation detailed below for 2013.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award	Performance Award	Share Award	Total
Richard J. Campo	$473,800	$386,250	$579,378	$189,000	$1,707,006	$3,335,434
D. Keith Oden	473,800	386,250	579,378	189,000	1,707,006	3,335,434
H. Malcolm Stewart	401,249	216,300	324,473	157,500	1,237,525	2,337,047
William W. Sengelmann	309,000	206,000	309,006	110,250	562,541	1,496,797
Alexander J. Jessett	286,731	200,000	300,000	110,250	509,746	1,406,727

The cash bonuses and performance awards shown above appear in the Summary Compensation Table under the column headed “Non-Equity Incentive Plan Compensation.”

With respect to 2013 bonus compensation in the form of equity awards, the share awards were made on February 21, 2014. Because the equity awards for 2013 compensation were made in 2014, pursuant to applicable disclosure rules, such awards will be reflected in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2015 annual meeting of shareholders. For the purpose of calculating the number of shares to be granted, the dollars allocated to share awards were divided by $65.26 per share, which was the closing price of the Company’s common shares on the date of grant.

Compensation Tables

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the three years ended December 31, 2013. The Company has entered into employment agreements with each of the named executive officers, which are described below under “Employment Agreements.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation		Total
Richard J. Campo	2013	$473,800	$—	$2,868,990	$575,250	$—	$3,000	(4)	$3,921,040
Chairman of the	2012	460,000	—	3,177,455	543,000	—	3,000	(4)	4,183,455
Board and Chief Executive Officer	2011	447,700	—	2,920,102	522,000	—	3,000	(4)	3,892,802
D. Keith Oden	2013	$473,800	$—	$2,868,990	$575,250	$—	$3,000	(4)	$3,921,040
President	2012	460,000	—	3,177,455	543,000	—	3,000	(4)	4,183,455
	2011	447,700	—	2,920,102	522,000	—	3,000	(4)	3,892,802
H. Malcolm Stewart	2013	$401,249	$—	$2,338,066	$373,800	—	$3,000	(4)	$3,116,114
Chief Operating	2012	389,562	—	2,064,500	350,000	—	3,000	(4)	2,807,062
Officer	2011	378,216	—	2,481,435	332,500	—	3,000	(4)	3,195,151
William W. Sengelmann	2013	$309,000	$—	$925,091	$316,250	$—	$3,000	(4)	$1,553,341
Senior Vice President-	2012	300,000	—	799,984	298,000	—	3,000	(4)	1,400,984
Real Estate Investments	2011	271,320	—	505,278	285,750	—	3,000	(4)	1,065,348
Alexander J. Jessett	2013	$286,731	$—	$671,569	$310,250	$—	$3,000	(4)	$1,271,550
Senior Vice President-	2012	250,000	—	584,138	254,000	—	3,000	(4)	1,091,138
Finance, Chief Financial Officer and Treasurer	2011	234,600	—	512,024	223,375	—	3,000	(4)	972,999
Dennis M. Steen	2013	$190,036	$—	$1,125,021	$—	$—	$1,203,000	(5)	$2,518,057
Former Senior Vice	2012	369,002	—	930,010	298,000	—	3,000	(4)	1,600,012
President-Finance and	2011	358,255	—	825,010	265,750	—	3,000	(4)	1,452,015
Chief Executive Officer

(1)	The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2013 included in its Annual Report on Form 10-K for the year ended December 31, 2013. For 2013, 2012 and 2011, the following table sets forth the portions of the annual bonuses paid in shares:

	Number of Shares
	2013 (a)	2012 (b)	2011 (c)
Richard J. Campo	8,103	8,908	7,938
D. Keith Oden	8,103	8,908	7,938
H. Malcolm Stewart	4,538	4,989	4,630
William W. Sengelmann	4,322	4,751	3,638
Alexander J. Jessett	3,371	3,706	3,440
Dennis M. Steen	4,322	4,276	3,969

(a)	As determined by the Compensation Committee on February 20, 2013 based on achievement of performance goals determined in February 2012.

(b)	As determined by the Compensation Committee on February 16, 2012 based on achievement of performance goals determined in February 2011.
(c)	As determined by the Compensation Committee on February 23, 2011 based on achievement of performance goals determined in February 2010.

(2)	Represents the following cash awards:

(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 28 under the heading “Determination of Compensation—Performance Award Program” as follows:

	2013	2012	2011
Richard J. Campo	$189,000	$168,000	$147,000
D. Keith Oden	189,000	168,000	147,000
H. Malcolm Stewart	157,500	140,000	122,500
William W. Sengelmann	110,250	98,000	85,750
Alexander J. Jessett	110,250	98,000	67,375
Dennis M. Steen	—	98,000	85,750

(b)	Portions of the annual bonus paid in cash as follows:

	2013 (i)	2012 (ii)	2011 (iii)
Richard J. Campo	$386,250	$375,000	$375,000
D. Keith Oden	386,250	375,000	375,000
H. Malcolm Stewart	216,300	210,000	210,000
William W. Sengelmann	206,000	200,000	200,000
Alexander J. Jessett	200,000	156,000	156,000
Dennis M. Steen	—	200,000	180,000

(i)	As determined by the Compensation Committee on February 21, 2014 based on achievement of performance goals determined in February 2013, as discussed in more detail starting on page 31 under the heading “2013 Decisions—Annual Bonus.”
(ii)	As determined by the Compensation Committee on February 14, 2013 based on achievement of performance goals determined in February 2012.
(iii)	As determined by the Compensation Committee on February 16, 2012 based on achievement of performance goals determined in February 2011.

(3)	The Company does not have a pension plan. There were no earnings on nonqualified deferred compensation which were above-market or preferential. Greater detail regarding deferred compensation plans can be found starting on page 43 under “Nonqualified Deferred Compensation.”

(4)	Represents matching contributions under the Company’s 401(k) plan.

(5)	Represents matching contributions under the Company’s 401(k) plan of $3,000 and the payment under the Separation Agreement and General Release of $1,200,000.

Grants of Plan Based Awards

The following table sets forth certain information with respect to shares granted during the year ended December 31, 2013 for each named executive officer with respect to annual bonus, performance award program and long-term compensation. The amounts shown in the All Other Stock Awards: Number of Shares and All Other Option Awards: Number of Securities Underlying Options columns reflect the actual share awards made in February 2013 with respect to performance in 2012. The Company did not grant any options during the year ended December 31, 2013. In 2013, Messrs. Campo, Oden and Stewart exercised “reload” options and received additional share awards as indicated below:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
Richard J.	2/14/13	(1)	—	$151,200	$189,000	—	—	—	—	—	—	n/a
Campo	2/14/13	(3)	—	—	—	—	—	—	27,321	—	$69.42	$1,896,624
	2/14/13	(4)	—	—	—	—	—	—	8,103	—	69.42	562,510
	2/14/13	(5)	—	—	—	—	—	—	900	—	69.42	62,478
	2/14/13	(6)	—	—	—	—	—	—	3,781	—	69.42	262,477
	2/14/13	(7)	—	—	—	—	—	—	1,223	—	69.42	84,901
D. Keith	2/14/13	(1)	—	$151,200	$189,000	—	—	—	—	—	—	n/a
Oden	2/14/13	(3)	—	—	—	—	—	—	27,321	—	$69.42	$1,896,624
	2/14/13	(4)	—	—	—	—	—	—	8,103	—	69.42	562,510
	2/14/13	(5)	—	—	—	—	—	—	900	—	69.42	62,478
	2/14/13	(6)	—	—	—	—	—	—	3,781	—	69.42	262,477
	2/14/13	(7)	—	—	—	—	—	—	1,223	—	69.42	84,901
H. Malcolm	2/14/13	(1)	—	$126,000	$157,500	—	—	—	—	—	—	n/a
Stewart	2/14/13	(3)	—	—	—	—	—	—	19,808	—	$69.42	$1,375,071
	2/14/13	(4)	—	—	—	—	—	—	4,538	—	69.42	315,028
	2/14/13	(5)	—	—	—	—	—	—	900	—	69.42	62,478
	2/14/13	(6)	—	—	—	—	—	—	3,781	—	69.42	262,477
	2/14/13	(7)	—	—	—	—	—	—	4,653	—	69.42	323,011
William W.	2/14/13	(1)	—	$88,200	$110,250	—	—	—	—	—	—	n/a
Sengelmann	2/14/13	(3)	—	—	—	—	—	—	9,004	—	$69.42	$625,058
	2/14/13	(4)		—	—	—	—	—	4,322	—	69.42	300,033
Alexander J.	2/14/13	(1)	—	$88,200	$110,250	—	—	—	—	—	—	n/a
Jessett	2/14/13	(3)	—	—	—	—	—	—	6,303	—	$69.42	$437,554
	2/14/13	(4)	—	—	—	—	—	—	3,371	—	69.42	234,015
Dennis M.	2/14/13	(1)	—	$88,200	$110,250	—	—	—	—	—	—	n/a
Steen	2/14/13	(3)	—	—	—	—	—	—	11,884	—	$69.42	$824,987
	2/14/13	(4)	—	—	—	—	—	—	4,322	—	69.42	300,033

(1)	Reflects the threshold, target and maximum payment levels for 2013 under the performance award program, which levels were established in February 2013. The actual amounts received by the named executive officers for performance in 2013 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds or multiples to determine awards under its annual bonus or long-term compensation programs.
(2)	The exercise or base price is equal to the closing price of the Company’s common shares on the grant date.
(3)	Granted in February 2013 for performance in 2012 and vest in five equal annual installments beginning on February 15th following the first anniversary of the date of the grant.
(4)	Granted in February 2013 for performance in 2012 and vest 25% on date of grant and 25% on February 15th of each of the next three years.

(5)	Granted pursuant to the exercise of “reload” options. Vest 10% on the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant.
(6)	Granted pursuant to the exercise of “reload” options. Vest 10% on the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant.
(7)	Granted in consideration of a waiver of the right to receive an equal number of “reloaded” options, all of which reloaded options would have been fully vested on the date of grant. Vest 20% on the first five anniversaries of the date of grant.

Employment Agreements

The Company has entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Sengelmann and Jessett. The agreements with Messrs. Campo and Oden expire on July 22, 2014. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart, Sengelmann and Jessett expire on August 20, 2014. Six months prior to expiration, unless notification of termination is given, these agreements extend for one year from the date of expiration. Pursuant to the agreements with Messrs. Campo and Oden, they received in 2013 a base salary of $473,800 per calendar year and pursuant to the agreements with Messrs. Stewart, Sengelmann and Jessett, they received in 2013 a base salary of $401,249, $309,000 and $305,000 per calendar year, respectively. The agreements also provide each such executive is eligible for annual incentive compensation and long term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective named executive officer in the event of a termination of such executive’s employment, which provisions are described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the market value as of December 31, 2013 of all unexercised options and unvested share awards held by each named executive officer as of December 31, 2013:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested
Richard J. Campo	26,526	—		$42.90	01/29/14	73,724	(1)	$4,193,420
	9,122	—		62.32	01/29/14	12,517	(2)	711,968
	100,000	—		45.53	02/02/15	883	(3)	50,225
	11,332	—		48.02	01/30/18	891	(4)	50,680
	33,131	33,131	(14)	30.06	01/28/19	900	(5)	51,192
	24,196	—		41.16	01/28/19	1,642	(6)	93,397
	18,698	—		43.94	03/22/20	1,361	(7)	77,414

	223,005	33,131				3,705	(8)	210,740

						3,742	(9)	212,845
						3,781	(10)	215,063
						10,592	(11)	602,473
						9,788	(12)	556,741
						1,223	(13)	69,564

						124,749		$7,095,722

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested
D. Keith Oden	26,526	—		$42.90	01/29/14	73,724	(1)	$4,193,420
	9,122	—		62.32	01/29/14	12,517	(2)	711,968
	100,000	—		45.53	02/02/15	883	(3)	50,225
	11,332	—		48.02	01/30/18	891	(4)	50,680
	33,131	33,131	(14)	30.06	01/28/19	900	(5)	51,192
	24,196	—		41.16	01/28/19	1,642	(6)	93,397
	18,698	—		43.94	03/22/20	1,361	(7)	77,414

	223,005	33,131				3,705	(8)	210,740

						3,742	(9)	212,845
						3,781	(10)	215,063
						10,592	(11)	602,473
						9,788	(12)	556,741
						1,223	(13)	69,564

						124,749		$7,095,722

H. Malcolm Stewart	3,442	—		$62.32	01/29/14	55,655	(15)	$3,165,657
	2,082	—		48.02	01/30/18	7,057	(16)	401,403
	498	20,478	(28)	30.06	01/28/19	880	(17)	50,054
	14,955	—		41.16	01/28/19	766	(18)	43,570
	5,970	—		43.94	03/22/20	900	(19)	51,192

	26,947	20,478				1,015	(20)	57,733

						434	(21)	24,686
						3,693	(22)	210,058
						3,218	(23)	183,040
						3,781	(24)	215,063
						9,472	(25)	538,767
						4,687	(26)	266,597
						4,653	(27)	264,663

						96,211		$5,472,483

William W. Sengelmann	—	4,058	(31)	$30.06	01/28/19	20,746	(29)	$1,180,032
						6,528	(30)	371,313

						27,274		$1,551,345

Alexander J. Jessett	—	—				21,019	(32)	$1,195,561
						5,242	(33)	298,166

						26,261		$1,493,727

Dennis M. Steen	—	—				—		$—

(1)	23,527 shares vested on February 15, 2014, 20,154 shares vest on February 15, 2015, 14,308 shares vest on February 15, 2016, 10,270 shares vest on February 15, 2017 and 5,465 shares vest on February 15, 2018.
(2)	6,238 shares vested on February 15, 2014, 4,253 shares vest on February 15, 2015 and 2,026 shares vest on February 15, 2016.
(3)	883 shares vested on February 23, 2014.
(4)	99 shares vested on February 16, 2014 and 792 shares vest on February 16, 2015.
(5)	90 shares vested on February 14, 2014, 90 shares vest on February 14, 2015 and 720 shares vest on February 14, 2016.
(6)	234 shares vested on March 10, 2014, and 1,408 shares vest on March 10, 2015.
(7)	193 shares vested on March 22, 2014, and 1,168 shares vest on March 22, 2015.
(8)	463 shares vested on February 23, 2014, 463 shares vest on February 23, 2015 and 2,779 shares vest on February 23, 2016.
(9)	416 shares vested on February 16, 2014, 415 shares vest on February 16, 2015, 416 shares vest on February 16, 2016 and 2,495 shares vest on February 16, 2017.
(10)	378 shares vested on February 14, 2014, 378 shares vest on each of February 14, 2015, 2016 and 2017 and 2,269 shares vest on February 14, 2018.
(11)	3,530 shares vested on February 23, 2014 and 3,531 shares vest on each of February 23, 2015 and 2016.
(12)	2,447 shares vested on February 16, 2014 and 2,447 shares vest on each of February 16, 2015, 2016 and 2017.
(13)	244 shares vested on February 14, 2014, 245 shares vest on February 14, 2015, 244 shares vest on February 14, 2016 and 245 shares vest on each of February 14, 2017 and 2018.
(14)	33,131 shares vested on January 28, 2014.
(15)	17,678 shares vested on February 15, 2014, 15,595 shares vest on February 15, 2015, 10,974 shares vest on February 15, 2016, 7,446 shares vest on February 15, 2017 and 3,962 shares vest on February 15, 2018.
(16)	3,540 shares vested on February 15, 2014, 2,382 shares vest on February 15, 2015 and 1,135 shares vest on February 15, 2016.
(17)	880 shares vested on February 23, 2014.
(18)	85 shares vested on February 16, 2014 and 681 shares vest on February 16, 2015.
(19)	90 shares vested on February 14, 2014, 90 shares vest on February 14, 2015 and 720 shares vest on February 14, 2016.
(20)	145 shares vested on March 22, 2014 and 870 shares vest on March 22, 2015.
(21)	62 shares vested on March 22, 2014 and 372 shares vest on March 22, 2015.
(22)	461 shares vested on February 23, 2014, 462 shares vest on February 23, 2015 and 2,770 shares vest on February 23, 2016.
(23)	358 shares vested on February 16, 2014, 357 shares vest on February 16, 2015, 358 shares vest on February 16, 2016 and 2,145 shares vest on February 16, 2017.
(24)	378 shares vested on February 14, 2014, 378 shares vest on each of February 14, 2015, 2016 and 2017 and 2,269 shares vest on February 14, 2018.

(25)	3,157 shares vested on February 23, 2014, 3,157 shares vest on February 23, 2015 and 3,158 shares vest on February 23, 2016.
(26)	1,171 shares vested on February 16, 2014 and 1,172 shares vest on each of February 16, 2015, 2016 and 2017.
(27)	930 shares vested on February 14, 2014, 931 shares vest on February 14, 2015, 930 shares vest on February 14, 2016 and 931 shares vest on each of February 14, 2017 and 2018.
(28)	20,478 shares vested on January 28, 2014.
(29)	5,766 shares vested on February 15, 2014, 5,355 shares vest on February 15, 2015, 4,439 shares vest on February 15, 2016, 3,385 shares vest on February 15, 2017 and 1,801 shares vest on February 15, 2018.
(30)	3,179 shares vested on February 15, 2014, 2,268 shares vest on February 15, 2015 and 1,081 shares vest on February 15, 2016.
(31)	4,058 shares vested on January 28, 2014.
(32)	7,795 shares vested on February 15, 2014, 6,105 shares vest on February 15, 2015, 3,488 shares vest on February 15, 2016, 2,370 shares vest on February 15, 2017 and 1,261 shares vest on February 15, 2018.
(33)	2,629 shares vested on February 15, 2014, 1,770 shares vest on February 15, 2015 and 843 shares vest on February 15, 2016.

Option Exercises and Shares Vested

The following table sets forth certain information with respect to options exercised by each named executive officer and share awards vested during 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard J. Campo	37,707	$990,186	37,359	$2,616,076
D. Keith Oden	37,707	$990,186	37,359	$2,616,076
H. Malcolm Stewart	40,093	$1,166,650	27,146	$1,901,718
William W. Sengelmann	11,444	$412,889	9,335	$652,797
Alexander J. Jessett	3,996	$88,995	9,963	$696,713
Dennis M. Steen	9,722	$243,616	24,263	$1,696,712

Equity Compensation Plan

The following table summarizes information, as of December 31, 2013, relating to the Company’s equity compensation plans, pursuant to which grants of options, shares and other rights to acquire shares may be granted from time to time:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	634,361	$41.59	1,931,147
Equity compensation plans not approved by security holders	—	—	—

Total	634,361	$41.39	1,931,147

Under the 2011 share incentive plan, the Company may issue up to a total of approximately 9.1 million fungible units (the “Fungible Pool Limit”), which is comprised of approximately 5.8 million new fungible units plus approximately 3.3 million fungible units previously available for issuance under the 2002 share incentive plan based on a 3.45 to 1.0 fungible unit-to full value award conversion ratio. Fungible units represent the baseline for the number of shares available for issuance under the 2011 share incentive plan. Different types of awards are counted differently against the Fungible Pool Limit, as follows:

•	Each share issued or to be issued in connection with an award, other than an option, right or other award which does not deliver the full value at grant of the underlying shares, will be counted against the Fungible Pool Limit as 3.45 fungible pool units;

•	Options and other awards which do not deliver the full value at grant of the underlying shares and which expire more than five years from date of grant will be counted against the Fungible Pool Limit as one fungible pool unit; and

•	Options, rights and other awards which do not deliver the full value at date of grant and expire five years or less from the date of grant will be counted against the Fungible Pool Limit as 0.83 of a fungible pool unit.

As of December 31, 2013, approximately 6.7 million fungible units were available under the 2011 share incentive plan, which results in approximately 1.9 million common shares which could be granted pursuant to full value awards based on the 3.45 to 1.0 fungible unit-to-full value award conversion ratio.

Nonqualified Deferred Compensation

Beginning in 1997, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, including the named executive officers, and Trust Managers in which in previous years such persons had the option to place share grants, compensation (including salary, bonuses and fees) and dividends on previously deferred share awards. Generally, a participant may purchase assets held by the rabbi trust at any time up to 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of that share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of that asset on the date the asset was placed in the rabbi trust. The Compensation Committee has also established a deferred compensation plan for the benefit of the Company’s officers, including the named executive officers, and Trust Managers in which the participant may elect to defer options or shares granted under the Company’s share incentive plans, compensation (including salary, bonuses and fees) and dividends on previously deferred share awards.

The following table provides certain information regarding contributions to, withdrawals from and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2013:

Name	Executive Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions		Aggregate Balance at Last Fiscal Year-End (3)
Richard J. Campo
Rabbi Trust	$—	$(5,743,309)	$—		$51,025,794
Deferred Compensation Plan	3,868,985	(2,474,705)	—		13,239,881

	$3,868,985	$(8,218,014)	$—		$64,265,675

D. Keith Oden
Rabbi Trust	$—	$(5,681,152)	$—		$52,490,192
Deferred Compensation Plan	4,198,587	(2,394,267)	—		13,683,989

	$4,198,587	$(8,075,419)	$—		$66,174,181

H. Malcolm Stewart
Rabbi Trust	$—	$(1,236,923)	$(659,410)		$12,653,524
Deferred Compensation Plan	—	(243,614)	(1,271,050)		2,415,244

	$—	$(1,480,537)	$(1,930,460)		$15,068,768

William W. Sengelmann
Rabbi Trust	$—	$(187,453)	$—		$2,151,006
Deferred Compensation Plan	925,091	(604,990)	—		2,956,281

	$925,091	$(792,443)	$—		$5,107,287

Alexander J. Jessett
Rabbi Trust	$—	$(24,869)	$—		$125,415
Deferred Compensation Plan	671,569	(539,024)	(692,003)		3,409,621

	$671,569	$(563,893)	$(692,003)		$3,535,036

Dennis M. Steen
Rabbi Trust	$—	$73,873	$(535,987)		$294,533
Deferred Compensation Plan	1,125,020	(130,583)	(2,460,874	)(4)	1,296,852

	$1,125,020	$(56,710)	$(2,996,861)		$1,591,385

(1)	Reflects 2013 share awards participants elected to defer; these amounts are included in the Summary Compensation Table on page 36. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his cash deferral amounts, and the deferred share awards will vest in accordance with their terms.

Amounts deferred by the participants in 2013 are comprised of the following share awards: Messrs. Campo and Oden-$3,868,985 each; Mr. Stewart-$0; Mr. Sengelmann-$925,091; Mr. Jessett-$671,569; and Mr. Steen-$1,125,020.

(2)	Aggregate earnings in 2013 represent the net unrealized gain or loss reported by the administrator of the nonqualified deferred compensation plans, and represent the unrealized appreciation or depreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The gains or losses on the deferred compensation plans do not include any Company or executive contributions, and are not included in the Summary Compensation Table on page 36.
(3)	Includes amounts to be paid by the executive upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$8,787,833; Mr. Oden-$8,751,966; Mr. Stewart-$2,103,143; Mr. Sengelmann-$360,483; Mr. Jessett-$31,757; and Mr. Steen-$40,441.
(4)	Excludes $2,864,322 related to the cancellation of unvested share awards which were forfeited without remuneration upon retirement.

Potential Payments Upon Termination or Change in Control

The following summarizes the compensation payable to each named executive officer under his employment agreement in the event of a termination of such executive’s employment.

Payments Made Upon Any Termination

In all events, the Company is obligated to pay all salary and benefits accrued to the executive through and including the date of termination. Additionally, each executive will be entitled to receive the minimum bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

Payments Made Upon a Termination Without Cause

If the employment term is terminated for reasons other than for cause, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Sengelmann and Jessett, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Annual compensation includes salary, bonuses, performance award payments and the value of long term incentive compensation. In addition, unless prohibited by the applicable provider, the executive shall continue to receive health and welfare benefits, as received before the executive’s termination, until the earlier of (a) the executive obtaining employment with another company or (b) the end of the employment term, as if the executive had not so terminated. Messrs. Campo and Oden will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plans.

Payments Made Upon Death or Disability

If the employment term is terminated by reason of death or disability, the executive will be entitled to receive a severance payment equal to, in the case of Messrs. Stewart, Sengelmann and Jessett, one times his annual base salary, including targeted cash bonus, at the date on which death occurs and in the case of Messrs. Campo and Oden, 2.99 times the greater of his current annual total compensation or his average annual total compensation over the three most recent years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans. In addition, the executive would be entitled to receive continuation of certain welfare benefits.

Payments Made Upon a Change in Control

If the employment term is terminated by reason of a change in control, the executive will be entitled to receive a severance payment plus a gross-up payment, if any, for excise taxes due on the change in control payments. In the case of Messrs. Sengelmann and Jessett, the severance payment equals 2.99 times his average annual salary over the previous three fiscal years. In the case of each of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his current annual total compensation or his average annual total compensation over the previous three fiscal years. Each executive will become fully vested in the unvested portion of any award made to the executive in respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans. In addition, the executive would be entitled to receive continuation of certain welfare benefits.

The amounts set forth in the table below represent the compensation payable to each named executive officer under his respective employment agreement in the event of a termination of such executive’s employment. The amounts shown assume such termination was effective as of December 31, 2013 and therefore include amounts earned through such time and are estimates of the amounts which would be paid the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination. With respect to a termination by reason of death or disability, the amounts are payable within five days after the termination event. With respect to all other terminations, the amounts will be paid six months after the termination event, are fully vested in favor of the executive officer upon occurrence of a termination event, and the Company is required to transfer such amounts into a deferred compensation plan to be used solely for the purpose of paying such amounts to the executive officer.

		Reason For Termination
Name	Benefit	Without Cause	Death or Disability	Change in Control
Richard J. Campo	Bonus	$772,500	$772,500	$772,500
	Severance	9,972,939	9,972,939	9,972,939
	Options and Awards (1)	7,984,297	7,984,297	7,984,297
	Gross-Up Payment for Excise Taxes	—	—	2,165,066

		$18,729,736	$18,729,736	$20,894,802

D. Keith Oden	Bonus	$772,500	$772,500	$772,500
	Severance	9,972,939	9,972,939	9,972,939
	Options and Awards (1)	7,984,297	7,984,297	7,984,297
	Gross-Up Payment for Excise Taxes	—	—	2,165,066

		$18,729,736	$18,729,736	$20,894,802

H. Malcolm Stewart	Bonus	$432,600	$432,600	$432,600
	Severance	401,249	833,849	6,987,702
	Options and Awards (1)	267,601	6,021,702	6,021,702
	Gross-Up Payment for Excise Taxes	—	—	1,499,006

		$1,101,450	$7,288,151	$14,941,010

William W. Sengelmann	Bonus	$412,000	$412,000	$412,000
	Severance	309,000	721,000	877,386
	Options and Awards (1)	247,542	1,660,181	1,660,181

		$968,542	$2,793,181	$2,949,567

Alexander J. Jessett	Bonus	$400,000	$400,000	$400,000
	Severance	305,000	705,000	786,968
	Options and Awards (1)	198,777	1,493,726	1,493,726

		$903,777	$2,598,726	$2,680,694

(1)	The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2013.

BOARD COMPENSATION

The Company uses a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level it requires of members of the Board.

Non-employee Trust Managers were paid an annual fee of $45,000 for 2013. A Trust Manager may elect to receive his or her annual fee in shares. These shares were valued at 150% of the cash value of the annual fee, and will vest 25% on date of grant and 25% in each of the next three years. Each non-employee Trust Manager receives share awards with a market value of $100,000 on the date of grant upon his or her election to the Board and on each succeeding year he or she is reelected as a Trust Manager at a shareholder meeting. Share awards granted in 2013 vested on the six-month anniversary of the date of grant. In addition, the following annual cash fees were paid:

Lead Independent Trust Manager	$25,000
Chair of the Audit Committee	$15,000
Chair of the Compensation Committee	$10,000
Member of the Audit Committee (other than the Chair)	$5,000

For the periods after January 1, 2014, the annual fee paid to non-employee Trust Managers was increased to $55,000 and the other annual cash fees were not changed. The amount of the share awards was not changed, and will vest as determined by the Compensation Committee at the date of grant.

The Company also reimburses Trust Managers for travel expenses incurred in connection with their activities on the Company’s behalf.

The table below summarizes the compensation the Company paid to each non-employee Trust Manager for 2013:

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation		Total
Scott S. Ingraham	$10,000	$152,554	—	$—		$162,554
Lewis A. Levey	35,000	152,554	—	—		187,554
William B. McGuire, Jr.	15,000	152,554	—	99,963	(4)	267,517
F. Gardner Parker	10,000	152,554	—	—		162,554
William F. Paulsen	20,000	152,554	—	137,608	(4)	310,162
Frances Aldrich Sevilla-Sacasa	50,000	100,061	—	—		150,061
Steven A. Webster	45,000	100,061	—	—		145,061
Kelvin R. Westbrook	25,000	152,554	—	—		177,554

(1)	Richard J. Campo, Chairman of the Board and Chief Executive Officer, and D. Keith Oden, President, are not included in this table as they are employees and thus receive no compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 36.
(2)	The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the audited consolidated financial statements for the year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

As of December 31, 2013, none of the non-employee Trust Managers held any vested or unvested options and such persons held the following numbers of vested and unvested share awards:

Name	Vested Share Awards	Unvested Share Awards
Scott S. Ingraham	25,483	4,128
Lewis A. Levey	32,757	5,099
William B. McGuire, Jr.	2,481	3,471
F. Gardner Parker	24,634	4,128
William F. Paulsen	9,123	3,836
Frances Aldrich Sevilla-Sacasa	2,681	2,521
Steven A. Webster	34,996	3,579
Kelvin R. Westbrook	8,784	4,498

(3)	The Company does not have a pension plan. There were no earnings on nonqualified deferred compensation which were above-market or preferential.
(4)	Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties Inc. for health benefits, secretarial and computer-related services, and office facilities.

AUDIT COMMITTEE INFORMATION

Deloitte has served as the Company’s independent registered public accounting firm for fiscal year 2013. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board, and it is available on the investor relations section of the Company’s website at www.camdenliving.com.

Each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also discussed the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer required for certain of the Company’s filings with the Securities and Exchange Commission with the Company’s senior management, representatives of the Company’s independent registered public accounting firm and the Company’s internal auditors.

The Audit Committee met privately with representatives of the independent registered public accounting firm, senior management, internal auditors and outside counsel, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with both management and Deloitte the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Deloitte matters required to be discussed by PCAOB Auditing Standard No. 16, Communication with Audit Committees (PCAOB AS 16).

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2014.

This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.

This Audit Committee report is given by the following members of the Audit Committee:

Kelvin R. Westbrook, Chair
William B. McGuire, Jr.
Frances Aldrich Sevilla-Sacasa

Independent Registered Public Accounting Firm Fees

The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2013	2012
Audit Fees (b)	$1,381,185	$1,422,613
Tax Fees (c)	155,680	125,635
All Other Fees	—	—

Total (d)	$1,536,865	$1,548,248

(a)	All such services provided to the Company by the Deloitte Entities during 2013 and 2012 were pre-approved by the Audit Committee.
(b)	Fees for audit services billed in 2013 and 2012 include the following:
•	Audit of annual financial statements;
•	Audit of internal controls over financial reporting;
•	Reviews of quarterly financial statements; and
•	Issuances of comfort letters, consents and other services related to SEC matters.
(c)	Fees for tax services billed in 2013 and 2012 included tax compliance services and tax planning and advisory services.
(d)	Excludes amounts the Company reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $10,000 in 2013 and $14,200 in 2012.

Pre-Approval Policies and Procedures

The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.

The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes providing a range of fees for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence.

Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee has reappointed Deloitte as the Company’s independent registered public accounting firm for 2014.

The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2014.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively. Under these programs, the named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and total return to shareholders. Please read the “Compensation Discussion and Analysis” beginning on page 22 for additional details about the Company’s executive compensation programs, including information about the 2013 compensation of the named executive officers.

Shareholders approved the Company’s executive compensation at the Company’s 2013 annual meeting of shareholders. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:

•	provides a significant portion of each executive’s compensation as variable compensation in a pay-for-performance setting through a combination of cash bonuses and equity-based grants;

•	generally provides more than half of total compensation as non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention insofar as all equity-based awards are subject to time-based vesting, which is usually over a three to five-year period;

•	uses long-term compensation, payment of annual bonuses in part in shares, clawbacks, and a variety of performance metrics to closely tie executives’ wealth to the Company’s long-term health; and

The Company is asking shareholders to indicate their support for its named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation, and expects to conduct the next advisory vote at the Company’s 2015 annual meeting of shareholders.

The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

The Board recommends you vote FOR approval of the advisory vote on executive compensation.

SHAREHOLDER PROPOSALS

The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2015 no later than December 31, 2014. A shareholder may also nominate Trust Managers before the next annual meeting by submitting the nomination to the Company as described on page 8 under “Consideration of Trust Manager Nominees—Shareholder Nominees.”

***EXERCISE YOUR RIGHT TO VOTE ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 9, 2014

CAMDEN PROPERTY TRUST

Meeting Information

Meeting Type:   Annual Meeting

For holders as of:   March 14, 2014

Date:   May 9, 2014             Time:   9:00 AM CDT

Location:             Camden Property Trust

     11 Greenway Plaza, 25th Floor

     Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. ANNUAL REPORT                                 2. NOTICE AND PROXY STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: 2) BY TELEPHONE: 3) BY E-MAIL*:	www.proxyvote.com 1-800-579-1639 sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2014 to facilitate timely delivery.

— How to Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Trust Managers recommends you vote FOR the following:

1.   Election of Trust Managers

Nominees:

01) Richard J. Campo 02) Scott S. Ingraham 03) Lewis A. Levey 04) William B. McGuire, Jr. 05) William F. Paulsen	06) D. Keith Oden 07) F. Gardner Parker 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposal:

2.   Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

The Board of Trust Managers recommends you vote FOR the following proposal:

3.   Approval, by an advisory vote, of executive compensation.

***EXERCISE YOUR RIGHT TO VOTE ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 9, 2014

CAMDEN PROPERTY TRUST

Meeting Information

Meeting Type:   Annual Meeting

For holders as of:   March 14, 2014

Date:   May 9, 2014             Time:   9:00 AM CDT

Location: Camden Property Trust

 11 Greenway Plaza, 25th Floor

 Houston, Texas 77046

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. ANNUAL REPORT                                 2. NOTICE AND PROXY STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: 2) BY TELEPHONE: 3) BY E-MAIL*:	www.proxyvote.com 1-800-579-1639 sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2014 to facilitate timely delivery.

— How to Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Trust Managers recommends you vote FOR the following:

1.   Election of Trust Managers

Nominees:

01) Richard J. Campo 02) Scott S. Ingraham 03) Lewis A. Levey 04) William B. McGuire, Jr. 05) William F. Paulsen	06) D. Keith Oden 07) F. Gardner Parker 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposal:

2.   Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

The Board of Trust Managers recommends you vote FOR the following proposal:

3.   Approval, by an advisory vote, of executive compensation.

Note:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST

FORM OF PROXY FOR ANNUAL MEETING

TO BE HELD MAY 9, 2014

This proxy is solicited on behalf of the Board of Trust Managers.

The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 9, 2014 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager and FOR approval, on an advisory basis, of the compensation of our named executive officers. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan

VOTE BY INTERNET – www. proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CAMDEN PROPERTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
The Board of Trust Managers recommends you vote FOR the following:	☐	☐	☐
1. Election of Trust Managers
Nominees:

01) Richard J. Campo 02) Scott S. Ingraham 03) Lewis A. Levey 04) William B. McGuire, Jr. 05) William F. Paulsen	06) D. Keith Oden 07) F. Gardner Parker 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm	☐	☐	☐
3. Approval, by an advisory vote, of executive compensation	☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date